Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement (the “Agreement”), is made and entered into as of the latest date of signature below and is effective as of October 1, 2013 (the “Effective Date”) by and between Brookhaven Science Associates, LLC (“Brookhaven”) and Catalyst Pharmaceutical Partners, Inc. (“Catalyst”).

WHEREAS, Brookhaven and Catalyst are parties to that certain License Agreement, the effective date of which is April 3, 2006, as amended to date (collectively, the “License Agreement”); and

WHEREAS, Brookhaven and Catalyst have mutually agreed to terminate the License Agreement, effective as of the Effective Date, and have agreed to the terms set forth below.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Termination of License Agreement. The License Agreement is hereby terminated as of the Effective Date. As of the Effective Date neither party has any further obligations under the License Agreement.

2.	Mutual General Releases.

A.	Brookhaven, on behalf of itself and each of its legal representatives, administrators, members, managers, officers, directors, agents, employees, attorneys, accountants, successors, and assigns, does hereby release, relinquish, acquit, waive, and forever discharge Catalyst, along with each of its respective affiliates, officers, directors, agents, employees, representatives, attorneys, accountants, successors and assigns, from any and all claims, counterclaims, rights, demands, actions, suits, requests, proceedings, liabilities or causes of action, whether known or unknown as of the Effective Date, that Brookhaven may have, directly or indirectly, against Catalyst that arose or will arise out of, in whole or in part, any act, omission to act, transaction, practice, conduct, matter, cause, or thing of any kind or character that arose or occurred prior to the Effective Date hereof relating to or arising under the License Agreement, including within the scope of such release any obligations of Catalyst to Brookhaven pursuant to Article III of the License Agreement (relating to “Reimbursement of Licensor’s Patent Costs”).

B.

Catalyst, on behalf of itself and each of its legal representatives, administrators, officers, directors, agents, employees, attorneys, accountants, successors, and assigns, does hereby release, relinquish, acquit, waive, and forever discharge Brookhaven, along with each of its respective affiliates, members, managers, officers, directors, agents, employees, representatives, attorneys, accountants, successors and assigns, from any and all claims, counterclaims, rights, demands, actions, suits, requests, proceedings, liabilities or causes of action, whether known or unknown as of the Effective Date, that Catalyst may have, directly or indirectly, against Brookhaven that arose or will arise out of, in whole or in part, any act, omission to act, transaction, practice, conduct, matter, cause, or thing of any kind or character that arose or occurred prior to the Effective Date hereof relating to or arising under the License Agreement, including within the scope of such release any obligations of Brookhaven to Catalyst pursuant to “Article VI – Auditing,” paragraph (b) of the License Agreement.

3.	Confidentiality. Unless required by applicable law or regulation or requested by any regulatory authority, no party shall disclose any non-public information provided by the other party in connection with the License Agreement without the prior written consent of the other party, and if such disclosure is so required by law or regulation or requested by a regulatory authority, the party required to disclose shall, to the extent permitted by law or advised by counsel, use commercially reasonable efforts to afford the other party a reasonable opportunity to review and comment upon any such disclosure prior to the making of such disclosure. The foregoing shall not prohibit Catalyst from disclosing the existence of this Agreement in its filings with the U.S. Securities and Exchange Commission (“SEC”) and attaching a copy of this Agreement as an exhibit to its filings with the SEC. Similarly, Brookhaven shall not be prohibited from disclosing the existence of this Agreement and permitting the U.S. Department of Energy, upon request, to have access to this Agreement.

4.	Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and revokes all prior agreements, oral or written. Each party to this Agreement represents and warrants to the other party that they have the full power and authority to enter into this Agreement and that this Agreement has been approved by all necessary entity action.

5.	Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by a duly authorized representative of such party as of the Effective Date.

LICENSOR:

BROOKHAVEN SCIENCE ASSOCIATES, LLC

By:	/s/ Connie M. Cleary
Connie M. Cleary
Title	Commercialization Manager
Date:	11/8/13

LICENSEE:

CATALYST PHARMACEUTICAL PARTNERS, INC.

By:	/s/ Patrick J. McEnany
Patrick J. McEnany
Title:	President and CEO
Date:	11/8/13

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